Susan E. Alderton
                                                        Chief Financial Officer
                                                                 (281) 423-3332


                                                                   EXHIBIT 99.1








FOR IMMEDIATE RELEASE


                 NL INDUSTRIES, INC. ANNOUNCES INCREASE IN DIVIDEND


HOUSTON, TEXAS - February 9, 2000 - NL Industries, Inc. (NYSE:NL) announced that its Board of Directors has declared a regular quarterly dividend of fifteen cents per share on its common stock, payable March 31, 2000 to shareholders of record March 16, 2000. J. Landis Martin, President and CEO, said, "In light of the positive outlook for the titanium dioxide industry and NL's significant liquidity and strong balance sheet, we are pleased to announce a substantial increase in our dividend."

NL Industries, Inc. is a major international producer of titanium dioxide pigments.


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